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                                                                    EXHIBIT 5.01
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                                 April 6, 2001


Homestore.com, Inc.
30700 Russell Ranch Road
Westlake Village, CA 91362

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Homestore.com, Inc., a Delaware corporation ("you" or the "Company"), with the Securities and Exchange Commission (the "Commission") on or about March 30, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 500,000 shares of the Company's Common Stock (the "Stock"), subject to issuance by you upon the exercise of (a) stock options granted by HomeWrite Incorporated ("HomeWrite") and assumed by you under the 2000 HomeWrite Stock Option Plan (the "Plan") and (b) stock options to be granted by you under the assumed Plan.

     In rendering this opinion, we have examined the following:

     (1) the Company's Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on August 10, 1999;

     (2) the Company's Bylaws, as adopted on August 10, 1999, certified by the Company's Secretary on March 30, 2001;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     (4)  the Prospectus prepared in connection with the Registration Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession, including the minutes of the meeting of the Board of Directors of the Company held on February 7, 2001 approving the Company's acquisition of HomeWrite and the asumpion of the Assumed Options and the Plan;

     (6) the Merger Agreement dated as of September 29, 2000, the First Amendment to Merger Agreement dated as of November 16, 2000 and the Second Amendment to Merger Agreement dated as of February 8, 2001;